Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 8, 2013 related to the consolidated financial statements of MK Alliance, Inc. included in the Pre-Effective Amendment No. 3 to the Prospectus and Registration Statement (Form S-4 No. 333-192210) of ThermoGenesis Corp. for the registration of 12,490,841 shares of its common stock.

/s/ Ernst & Young, LLP

Sacramento, California
December 18, 2013